EXHIBIT 10.8
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                      CHANGE IN CONTROL SEVERANCE AGREEMENT


         THIS CHANGE IN CONTROL SEVERANCE AGREEMENT ("Agreement") entered into this 11th day of February, 1997 ("Effective Date"), by and between Guthrie Savings, Inc. (the "Company") and William L. Cunningham (the "Employee").

         WHEREAS, the Employee is currently an officer and an employee of the Company and its subsidiary, Guthrie Federal Savings Bank ("Subsidiary") as President and is experienced in all phases of the business of the Company and the Subsidiary; and

         WHEREAS, the parties desire by this writing to set forth the rights and responsibilities of the Company and Employee if the Company should undergo a Change in Control (as defined hereinafter in the Agreement) after the Effective Date.

         NOW, THEREFORE, it is AGREED as follows:

         1. Employment. The Employee is employed in the capacity as the President of the Company and the Subsidiary. The Employee shall render such administrative and management services to the Company and the Subsidiary as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee's other duties shall be such as the Board of Directors for the Company (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Company and the Subsidiary.

         2. Term of Agreement. The term of this Agreement shall be for the period commencing on the Effective Date and ending thirty-six (36) months thereafter. Additionally, on or before each annual anniversary date from the Effective Date, the term of this Agreement may be extended for an additional one year period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of the Employee has met the requirements and standards of the Board, and that the term of such Agreement shall be extended.

         3.       Termination of Employment in Connection with or
                  -----------------------------------------------
                  Subsequent to a Change in Control.
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         (a) Notwithstanding any provision herein to the contrary,  in the event of the involuntary termination of Employee's employment during the term of this Agreement following any Change in Control of the Company or Subsidiary, absent Just Cause, Employee shall be paid an amount equal to the product of 2.99 times the Employee's

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"base amount" as defined in Section  280G(b)(3) of the Internal  Revenue Code of
1986,  as  amended  (the  "Code")  and   regulations   promulgated   thereunder.
Calculation of the "base amount" shall include compensation paid by the Company and the Subsidiary. Said sum shall be paid, at the option of Employee, either in one (1) lump sum within thirty (30) days of such termination discounted to the present value of such payment using as the discount rate the "prime rate" as published in the Wall Street Journal Eastern Edition as of the date of such payment, or in periodic payments over the next 36 months or the remaining term of this Agreement whichever is less, as if Employee's employment had not been terminated, and such payments shall be in lieu of any other future payments which the Employee would be otherwise entitled to receive. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Employee by the Company or the Subsidiary shall be deemed an "excess parachute payment" in accordance with Section 280G of the Code and be subject to the excise tax provided at Section 4999(a) of the Code. The term "Change in Control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Company; (ii) the execution of an agreement for a merger or recapitalization of the Company or any merger or recapitalization whereby the Company is not the surviving entity;
(iii) a change of control of the Company, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company by any person, trust, entity or group. The term "person" refers to an individual other than the Employee or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         (b) Notwithstanding any other provision of this Agreement to the contrary except as provided at Sections 4(b), 4(c), 4(d), 4(e) and 5, Employee may voluntary terminate his employment under this Agreement within twelve (12) months following a Change in Control, and Employee shall thereupon be entitled to receive the payment described in Section 3(a) of this Agreement, upon the occurrence, or within ninety (90) days thereafter, of any of the following events, which have not been consented to in advance by the Employee in writing:
(i) if Employee would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from the Employee's primary office as of the


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signing  of this  Agreement;  (ii)  if in the  organizational  structure  of the
Company or Subsidiary, Employee would be required to report to a person or persons other than the President of the Company or the Subsidiary; (iii) if the Company or Subsidiary should fail to maintain existing employee benefits plans, including material fringe benefit, stock option and retirement plans, except to the extent that such reduction in benefit programs is part of an overall adjustment in benefits for all employees of the Company or Subsidiary and does not disproportionately adversely impact the Employee; (iv) if Employee would be assigned duties and responsibilities other than those normally associated with his or her position as referenced at Section 1, herein; (v) if Employee's responsibilities or authority have in any way been materially diminished or reduced; or (vi) if Employee would not be elected or reelected to the Board of Directors of the Company.

         4.       Other Changes in Employment Status.

         (a) Except as provided for at Section 3, herein, the Board of Directors may terminate the Employee's employment at any time, but any termination by the Board of Directors other than termination for Just Cause, shall not prejudice the Employee's right to compensation or other benefits under the Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

         (b) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Subsidiary's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Company under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

         (c) If the Subsidiary is in default (as defined in Section 3(x)(1) of FDIA) all obligations under this Agreement may in its discretion terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement

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is necessary for the continued operation of the Subsidiary:  (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Subsidiary under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Subsidiary or when the Subsidiary is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (e) Notwithstanding anything herein to the contrary, any payments made to the Employee pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and any regulations promulgated thereunder.

         5. Suspension of Employment . If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Subsidiary's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)), the Company's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion, (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

         6.       Successors and Assigns.

         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

         (b) The Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.

         7. Amendments. No amendments or additions to this Agreement shall be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.


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         8.  Applicable  Law. This  agreement  shall be governed by all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Oklahoma, except to the extent that Federal law shall be deemed to apply.

         9. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         10. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Company, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extend that the parties may otherwise reach a mutual settlement of such issue. The Company shall reimburse Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, following the delivery of the decision of the arbitrator finding in favor of the Employee. Further, a settlement of the matter approved by the Board of the Company may include a provision for the reimbursement by the Company to the Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, or the Board of the Company may authorize such reimbursement of such reasonable costs and expenses by separate action upon a written action and determination of the Board. Such reimbursement shall be paid within ten (10) days of Employee furnishing to the Company evidence, which may be in the form, among other things, of a canceled check or receipt, of such costs or expenses incurred by Employee.

         11. Entire Agreement. This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and first hereinabove written.


                                            GUTHRIE SAVINGS, INC.



ATTEST:                                     By:/s/Keith Camerer


/s/Deborah K. Bozarth
Secretary


WITNESS:

/s/Colleen Freeman                          /s/William L. Cunningham
                                            William L. Cunningham, Employee